Exhibit 10.8

SITE SERVICES AGREEMENT

FOR

KAMLOOPS, BRITISH COLUMBIA

KAMLOOPS SITE SERVICES AGREEMENT (this “Agreement”) made with effect from the • day of                      2007 between WEYERHAEUSER COMPANY LIMITED, a Canadian corporation (“Weyerhaeuser”), and DOMTAR PULP AND PAPER PRODUCTS INC., a Canadian corporation (“Domtar”).

RECITALS

A.	Pursuant to the Canadian Purchase Agreement (the “Canadian Purchase Agreement”) dated as of 2007, among Domtar Paper Company, LLC (formerly known as Weyerhaeuser ELI, LLC) (“Newco”), a Delaware limited liability company and a wholly-owned subsidiary of Weyerhaeuser Company, Domtar (Canada) Paper Inc. (formerly known as Weyerhaeuser Yukon, Inc.), a Canadian corporation and an indirect subsidiary of Newco, Weyerhaeuser, Domtar and Weyerhaeuser Saskatchewan Ltd., a Saskatchewan corporation and a subsidiary of Weyerhaeuser, Domtar has on the effective date of this Agreement purchased from Weyerhaeuser and Weyerhaeuser Saskatchewan Ltd., and Weyerhaeuser and Weyerhaeuser Saskatchewan Ltd. have sold to Domtar certain of the assets of the Newco Business, and Domtar has assumed certain of the liabilities of the Newco Business, upon the terms and subject to the conditions of this Agreement. Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Canadian Purchase Agreement.

B.	As of the Closing Date under the Canadian Purchase Agreement, the parties do not have in place certain the facilities and infrastructure for certain services. Accordingly, subject to the terms and conditions set forth in this Agreement, the parties agree to the provision of certain site services with respect to the parties’ respective operations in Kamloops.

A G R E E M E N T

NOW THEREFORE, the parties agree as follows:

SECTION 1. AGREEMENT TO PROVIDE SITE SERVICES.

(A)	SITE SERVICES PROVIDED BY WEYERHAEUSER. Upon the terms and subject to the conditions set forth in this Agreement, Weyerhaeuser agrees to provide to Domtar through Weyerhaeuser’s existing facilities the services set forth on Exhibit A hereto (the “Weyerhaeuser Site Services”), and Domtar agrees to take from and to pay Weyerhaeuser for the Weyerhaeuser Site Services.

(B)	SITE SERVICES PROVIDED BY DOMTAR. Upon the terms and subject to the conditions set forth in this Agreement, Domtar agrees to provide to Weyerhaeuser the services set forth on Exhibit B hereto (the “Domtar Site Services”), and Weyerhaeuser agrees to take from and to pay Domtar for the Domtar Site Services

The Weyerhaeuser Site Services and the Domtar Site Services are collectively referred to as the “Site Services”.

SECTION 2. TERM. The term of this Agreement shall start on the Closing Date under the Canadian Purchase Agreement and shall continue for twenty years, provided, however, that certain of the Site Services have a shorter commitment term as provided herein.

SECTION 3. PRICE. The cost for Site Services provided pursuant to this Agreement shall be priced as set forth in the exhibits attached hereto, provided, however, that, in any case where a party is required to reimburse the other party, the parties agree that such costs shall not be marked up, but rather shall be passed along at the rate actually incurred or billed.

SECTION 4. PAYMENT. Unless the parties otherwise agree, the cost for the Site Services shall be invoiced monthly and paid within thirty (30) days of delivery of an invoice.

SECTION 5. TERMINATION. This Agreement and the parties’ obligations hereunder shall terminate as set forth in this Section 5:

(A)	TERMINATION BY COMPLETION OF TERM. This Agreement shall terminate upon the expiration of the term set forth in Section 2 hereof. This Agreement shall terminate as to each Site Service upon the expiration of the commitment term for such Site Service set forth on Exhibit A or B hereto.

(B)	TERMINATION FOR BREACH, FINANCIAL CONDITION. Without prejudice to its other lawful rights and remedies, either party shall have the right to terminate this Agreement in whole or in part at any time upon the occurrence of any of the following events:

1.	The other party breaches or is in default of any material term, condition or obligation under this Agreement, which breach or default is (a) not waived in writing by the non-breaching party or (b) not cured to the non-breaching party’s reasonable satisfaction within 15 days after the breaching party’s receipt of written notice thereof (or, if not reasonably capable of being cured within such 15-day period, the breaching party fails to commence such cure within such 15-day period and thereafter diligently pursue such cure). Failure of a party to make payment for the Site Services when due shall be a material breach of this Agreement.

2.	Any proceeding in bankruptcy, reorganization or for the appointment of a receiver or trustee, or any other proceeding under any law for the relief of debtors, shall be instituted by the other party, or brought involuntarily against the other party and not dismissed within a period of 60 days from the date filed, or if the other party shall make an assignment for the benefit of creditors.

(C)	TERMINATION DUE TO CHANGED CIRCUMSTANCES. This Agreement may be terminated in whole or in part in accordance with Section 11(A)(3) hereof.

(D)	TERMINATION BY MUTUAL AGREEMENT. This Agreement may be terminated in whole or in part at any time by the mutual written agreement of the parties hereto.

SECTION 6 DIRECT ACQUISITION OF SERVICES BY WEYERHAEUSER. Except for Site Services that the parties mutually agree in writing to continue, except where otherwise provided, the parties shall use commercially reasonable efforts to provide their own services independently as promptly as practicable, enter into long-term arrangements for the provision of such services or procure such services from a third party, at which time this Agreement shall terminate with respect to such Site Services in accordance with Section 5(B) hereof. The parties shall be solely responsible for all costs and expenses associated with such direct acquisition of services.

SECTION 7 COMPLIANCE WITH LAW AND POLICIES.

(A)	COMPLIANCE WITH LAW. Each party shall, in the performance of this Agreement, comply with each statute, law, code, rule, regulation, order, licence, permit, judgment, decree or directive of any federal, provincial, municipal or local government (including any subdivision or agency thereof) applicable to the carrying on of its business and the performance of its obligations hereunder, including applicable Environmental Laws.

(B)	COMPLIANCE WITH POLICIES; ACCESS TO PREMISES. When a party’s employees, contractors or representatives are on the premises of the other party, such party shall cause such persons to observe the working hours, working rules and safety, environmental and security policies and procedures established by the other party. The parties shall have such access to each others’ premises as necessary to perform their obligations under this Agreement, including monitoring, maintenance, and repair related to the Site Services.

SECTION 8 WARRANTY; LIMITATION OF LIABILITY.

(A)	WARRANTY.

1.

Weyerhaeuser represents and warrants to Domtar that it shall use commercially reasonable efforts to provide the Weyerhaeuser Site Services in accordance with the terms of this Agreement. WEYERHAEUSER MAKES NO

OTHER WARRANTIES, EXPRESS OR IMPLIED, AND SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES, WHETHER OF MERCHANTABILITY, SUITABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR OTHERWISE, FOR SAID WEYERHAEUSER SITE SERVICES.

2.	Domtar represents and warrants to Weyerhaeuser that it shall use commercially reasonable efforts to provide the Domtar Site Services in accordance with the terms of this Agreement. Domtar MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, AND SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES, WHETHER OF MERCHANTABILITY, SUITABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR OTHERWISE, FOR SAID DOMTAR SITE SERVICES.

(B)	LIMITATION OF LIABILITY. Notwithstanding anything in this Agreement to the contrary, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INCIDENTAL, CONSEQUENTIAL, INDIRECT, SPECIAL OR PUNITIVE DAMAGES, INCLUDING, WITHOUT LIMITATION, ANY LOSS OF PROFITS, LOSS OF USE, DOWNTIME, OR LOSS OF SALES, FOR ANY BREACH OF OR FAILURE TO PERFORM THIS AGREEMENT, REGARDLESS OF WHETHER ANY SUCH DAMAGES WERE FORESEEABLE AND REGARDLESS OF WHETHER THE CLAIM SOUNDS IN CONTRACT, TORT OR ANY OTHER THEORY.

SECTION 9 COVENANTS. In regard to Site Services each party shall:

1.	Maintain in good repair all property, fixtures, equipment, materials, and systems located on the other’s site used in connection with providing the Site Services, and shall promptly repair any damage or loss thereto. All maintenance, repairs, and modifications thereto shall be performed in compliance with applicable laws, codes and standards using good quality materials fit for their intended purpose.

2.	Promptly notify the other party if it becomes aware of any impairment to any property, fixture, equipment, material, or system related to the Site Services, or if it becomes aware of any required maintenance or repair thereto, or if it makes any modifications thereto. Any work on the other’s property, fixtures, equipment, materials, or systems shall require the prior approval of the other party.

3.	Notify the other party, reasonably in advance of its transfer, of any change to the substance or quantity of materials or substances sent to the other’s facility or property for treatment or processing, including any unsanitary, hazardous, or toxic materials or substances.

4.	Designate a responsible individual whose duty shall be to coordinate the Site Services and the performance of this Agreement with the other party.

5.	Indemnify and hold harmless the other party from all claims, demands, liabilities, losses, damages, expenses (including penalties and interest, reasonable fees and disbursements of counsel, and court costs), proceedings, judgments, settlements, actions or causes of action or government inquiries of any kind or damage, or destruction to, or loss of use of, tangible property arising out of or relating to such party’s breach or failure to perform the covenants in this Section 9.

SECTION 10 DISPUTE RESOLUTION. If a dispute arises out of or relates to this Agreement, or the breach hereof, before instituting any legal proceeding, representatives of each party having authority to resolve the dispute shall meet to discuss and attempt to resolve the dispute. If the representatives of the parties are not able to resolve the dispute, either party may elect to have the matter resolved by mediation before a neutral, independent mediator mutually acceptable to the parties. If the parties are unable to agree on a mediator, the parties will request the British Columbia International Commercial Arbitration Centre to supply a list of five mediators and the mediator will be selected by the parties by alternately striking names from that list, with the party initiating the mediation striking the first name. The costs of mediation will be shared equally by the parties. All negotiation and mediation meetings and proceedings will be confidential and will be treated as compromise and settlement negotiations for purposes of all rules of evidence. If the parties are not able to resolve the dispute by mediation, a legal proceeding shall be brought in British Columbia and adjudicated in accordance with the laws of British Columbia.

SECTION 11. GENERAL MATTERS.

(A)	SITE SERVICE LIMITATIONS AND CONDITIONS.

1.	All Site Services provided under this Agreement are conditioned upon the parties’ ability to lawfully provide and receive such Site Services, including the parties’ obtaining and maintaining in effect all required permits, licences, approvals, orders, registrations and authorizations of applicable Governmental Entities (including those required under applicable Environmental Laws). If a party may not lawfully provide any Site Services, such party shall not be obligated to provide and shall not be liable for failure to supply such Site Services, provided, however, that, in such event, the parties shall cooperate as reasonably necessary to provide such Site Services in an alternate manner or in arranging to procure substitute services from another source.

2.

The parties acknowledge that the Site Services are procured by the other party primarily for their own facilities’ operations and such party may operate its facilities as it sees fit in its sole discretion, notwithstanding that such operation may affect the availability of any one or more of the Site Services being furnished (e.g., in the case of facility downtime or maintenance), provided, however, that if a party does not have available sufficient quantity of one or more Site Services to satisfy its own needs and provide the quantity to the other party contemplated hereunder, such party will treat the other party no less favorably than its own operations using when allocating available quantity which shall be done on a pro-rata basis. In such event, such party will notify the other party as far in advance as possible. So long as such party treats the other party accordingly, such party shall not be liable for failure to supply any such Site Services.

3.	If either party closes or otherwise ceases to operate its site, other than as a result of the sale of such facility (or all or substantially all of the assets of such facility), such party will notify the other as far in advance as possible and will cooperate in arranging to procure substitute services from another source cost. Upon the occurrence of such event, such party’s obligations to provide the Site Services under this Agreement shall be suspended for such period of closure.

4.	If either party is unable to provide the other with any one or more of the Site Services as provided herein after commercially reasonable efforts to attempt to continue to do so, such party will notify the other as far in advance as possible and will cooperate in arranging to procure substitute services from another source.

5.	The parties acknowledge that each Site Service provided under this Agreement is an accommodation resulting from Domtar’s purchase of the Assets at the Sites pursuant to the Canadian Purchase Agreement and that, absent such transaction, the Site Services would not be provided. Accordingly, unless expressly stated otherwise herein, all Site Services provided under this Agreement shall be limited to the quality, quantity, and/or magnitude of such Site Services at the Closing Date, plus or minus five percent. The parties acknowledges that the prices for the Site Services set forth on Exhibits A and B are based on such quantities and, should the actual quantity of a Site Service provided hereunder be substantially different, the parties will negotiate a mutually agreeable adjustment to the price to equitably reflect such different quantity.

(B)	CONFIDENTIAL INFORMATION. In the course of this Agreement, a party may have access to confidential and/or proprietary information of the other party. The party receiving such confidential or proprietary information shall disclose such information only to such employees, agents and consultants of the receiving party who have a need to know such information in connection with the performance of this Agreement and shall cause such information to be used only for purposes directly related to the performance of this Agreement, unless the disclosing party otherwise agrees in advance in writing.

(C)	COOPERATION. The parties shall cooperate fully with each other to effectuate the purposes of this Agreement, including, but not limited to, execution and delivery of such consents, notices, filings, applications and other documents and instruments as may be required to perform their respective obligations hereunder or as reasonably requested by the other party. The parties acknowledge that the Sites and the existing Weyerhaeuser facilities have heretofore been under common ownership and that in order for the Sites and the existing Weyerhaeuser facilities to no longer be interdependent each party must take reasonable steps to independently provide its own services as provided in this Agreement. While the Sites and the existing Weyerhaeuser facilities remain interdependent, each party will to the extent possible reasonably cooperate and consult with the other on matters which affect the operations and facilities of the other party (e.g., coordinating maintenance or downtime).

(D)	NOTICES. All notices or other communications under this Agreement shall be in writing and either personally delivered, sent by certified or registered mail (return receipt requested, postage prepaid), sent by reputable overnight delivery service, or sent by facsimile with receipt confirmation, to the respective addresses set forth below (or to such other addresses as a party may designate by notice given as aforesaid).

If to Domtar:	If to Weyerhaeuser:
Attn:________________________	Attn:________________________
____________________________	____________________________
____________________________	____________________________
____________________________	____________________________
____________________________	____________________________

With a copy to:

Attn:________________________	Attn:________________________
____________________________	____________________________
____________________________	____________________________
____________________________	____________________________
____________________________	____________________________

All notices shall be deemed given (i) if personally delivered, upon receipt; (ii) if sent by certified or registered mail, on the third Business Day after mailing; (iii) if sent by reputable overnight delivery service, on the first Business Day after timely delivery to the courier; and (iv) if sent by facsimile, on the date the sender obtains receipt confirmation.

(E)

ASSIGNMENT. No assignment of any right or interest in or delegation of any duty or obligation under this Agreement shall be made, in whole or in part, by either party without the prior written consent of the other party; provided, however, that either party may assign this Agreement and its rights and obligations hereunder (i) to any Affiliate (as defined in the Canadian Purchase Agreement) of such party or (ii) to the surviving controlling entity in the event of a merger or acquisition of such party or purchase of all or substantially all of the assets of such party. This Agreement shall be assigned to, and shall be a binding obligation of, any entity acquiring the Weyerhaeuser facility or facilities (or all or substantially all of the assets thereof) providing the Site Services. In addition, either party may delegate its obligations under this Agreement in whole or in part to a third party, provided that any such delegation shall not relieve the delegating party of liability for such obligations.

(F)	FORCE MAJEURE. Each party’s performance of this Agreement shall be excused without liability to the extent and for the period of time necessitated by the occurrence of an event outside of a party’s reasonable control (a “force majeure event”), including, without limitation, an act of god, war, terrorism, sabotage, civil unrest, riot, strike, labour dispute, explosion, accident, fire, flood, earthquake, storm or other natural disaster, regulation, rule, act or intervention of any Governmental Entity, or other similar event beyond the reasonable control of a party. The imposition by any Governmental Entity or subdivision or agency thereof of any statute, law, code, rule, regulation, order, judgment, decree or directive that makes unlawful a party’s ability to provide or receive any one or more of the Site Services shall be a force majeure event with respect to the affected Site Services. Shortage of funds shall not be a force majeure event with respect to the affected Site Services.

(G)	WAIVER. No delay or failure to exercise any right or remedy under this Agreement by a party shall impair such right or remedy or be construed as a waiver thereof. A party’s consent to or approval of any act or failure to act by the other party requiring approval or consent hereunder shall not be deemed to waive or render unnecessary the requirement of approval or consent of any subsequent act by the other party. A party’s waiver of any breach or failure to enforce any term or condition of this Agreement at any time shall not in any way affect, limit or waive such party’s right thereafter to enforce and compel strict compliance with every term and condition hereof.

(H)	GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the province of British Columbia applicable to contracts made and performed entirely within such state, without regard to its conflict of law rules.

(I)	FEES; COSTS. If any legal action or proceeding is commenced by either party in order to enforce this Agreement or any provision hereof, or in connection with any alleged dispute, breach or default related hereto, the prevailing party (the party entitled to recover costs at such time as all appeals have been exhausted or expired) shall be entitled to recover reasonable legal fees and costs incurred by it in connection with such action or proceeding, in addition to such other relief as may be granted.

(J)	INTEGRATED AGREEMENT; MODIFICATION. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior discussions, negotiations, understandings and agreements. It is intended by the parties as a complete and exclusive statement of the terms of their agreement with respect to the subject matter hereof. This is a fully integrated agreement. Each party acknowledges that the other has made no representation or warranty, and that it has relied on no representation or warranty, other than those specifically set forth in this Agreement. This Agreement may not be modified except in a writing signed by the parties.

(K)	INTERPRETATION. Each party acknowledges that it and its legal counsel have reviewed this Agreement. The parties agree that the terms and conditions of this Agreement shall not be construed against any party on the basis of such party’s drafting of such terms and conditions. The words “herein”, “hereto” and other similar words shall mean this Agreement as a whole, including the exhibits hereto, as the same may be amended, modified or supplemented from time to time.

(L)	NO AGENCY. The parties agree that no agency, partnership or joint venture of any kind shall be or is intended to be created by or under this Agreement.

(M)	EXHIBITS. All exhibits referred to herein are deemed to be incorporated in this Agreement in their entirety.

(N)	HEADINGS. The headings in this Agreement are for convenience only and are not intended and will not be construed to affect the scope or meaning of any provisions hereof.

(O)	COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

WEYERHAEUSER COMPANY LIMITED	DOMTAR PULP AND PAPER PRODUCTS INC.

By:	By:
Title:	Title: